EXHIBIT 10.8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 8, 2012 is by and among The Carlyle Group L.P., a Delaware limited partnership (the “Company”), and those holders of equity securities of the Company or of securities convertible or exchangeable into or exercisable for equity securities of the Company whose signatures appear on the signature pages hereto (the “Holders”). For the purposes of this Agreement, the term “Company” shall be deemed to include and refer to any successor in interest to the Company (whether by merger, conversion, recapitalization or otherwise), the equity securities of which are owned by the Holders in substantially the same proportion as the Holders owned equity interests in the Company.

RECITALS

A. The Company deems it desirable to enter into this Agreement to allow for registration of the Units (as defined herein) held by the Holders.

AGREEMENT

In consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement dated on or about the date hereof, among the Company, the California Public Employees’ Retirement System, and the other parties thereto.

“Operating Agreement” means the Amended and Restated Agreement of Limited Partnership of the Company to be dated as of the date hereof substantially concurrently with the consummation of the initial public offering of the Company, as such agreement of limited partnership may be amended, supplemented or restated from time to time.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Company (or its successor) of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect; provided, however, that the following shall not be considered a Public Offering: (i) any issuance of common equity as consideration for a merger or acquisition under Rule 145 of the Securities Act, and (ii) any issuance of common equity or rights to acquire common equity to existing securityholders or to employees of the Company or its subsidiaries on Form S-4 or Form S-8 (or a successor form adopted by the Commission) or otherwise.

“Registrable Securities” means (i) the outstanding Units and the Units issued or issuable upon the conversion, exercise or exchange of any convertible instrument, warrant, right or other security owned by any Holder, including any permitted transferee under the terms of the Operating Agreement or the Exchange Agreement, (ii) any other securities of the Company (or its successor) issuable or issued upon conversion of the Units or issuable or issued upon conversion of other securities of the Company (or its successor) into which the Units shall be reclassified or changed (including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion), owned by any Holder, including any permitted transferee under the terms of the Operating Agreement, and (iii) any other securities of the Company (or its successor) issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities referred to in subsection (i) or (ii) of this definition; provided, however, that Registrable Securities shall not include any securities which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities, whether or not such acquisition actually has been effected.

“Securities Act” means the Securities Act of 1933, as amended.

“Units” has the meaning assigned to the term “Common Units” in the Operating Agreement.

2. Demand Registration

2.1 Registrations.

(a) Subject to the terms of this Agreement, at any time following the one hundred eightieth (180th) day after the first Public Offering by the Company, the Holders may request registration under the Securities Act of their Registrable Securities on Form S-1 or S-3 or any similar registration; provided, however, that the Registrable Securities requested by all Holders to be registered pursuant to such request must have an expected aggregate offering price of (i) at least $25.0 million in the case of a registration on Form S-1 or any similar registration or (ii) more than $10.0 million in the case of a registration on Form S-3 or any similar registration.

(b) Within ten (10) days after receipt of any request pursuant to this Section 2.1, the Company will give written notice of such request to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within thirty (30) days after delivery of the Company’s notice. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.”

2.2 Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6 below) for any and all Demand Registrations hereunder.

2.3 Priority. If a Demand Registration is an underwritten Public Offering and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of Registrable Securities creates a substantial risk that the public offering price will be reduced, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective holders of Registrable Securities on the basis of the number of Registrable Securities owned by such holders, with further successive pro rata allocations among the holders of Registrable Securities if any such holder of Registrable Securities has requested the registration of less than all such Registrable Securities such holder is entitled to register.

2.4 Restrictions. The Company will not be obligated to effect any Demand Registration within one hundred eighty (180) days after the effective date of a previous Demand Registration or of the Company’s initial Public Offering. With respect to any Demand Registration, if (a) the Company, by decision of its board of directors or similar governing body, reasonably and in good faith determines that such filing would be materially detrimental to the Company or require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction and (b) the Company shall furnish the holders of Registrable Securities who have requested a Demand Registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration; provided, that the Company may not postpone the filling or effectiveness of a registration statement for a Demand Registration for more than one hundred eighty (180) days during any twelve (12) month period.

2.5 Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which will not be unreasonably withheld or delayed.

3. Piggyback Registration

3.1 Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Registrable Securities (a “Piggyback Registration”) (except Forms S-4 or S-8), the Company will give written notice, at least thirty (30) days prior to the proposed filing of a registration statement, to all holders of the Registrable Securities of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion, within twenty (20) days after the delivery of the Company’s notice, specifying the number of equity securities intended to be registered.

3.2 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the public offering price will be reduced, the Company will include in such registration first, the securities that the Company proposes to sell, and second, the Registrable Securities requested to be included in such registration and any securities entitled to other registration rights that are pari passu with Registrable Securities (which rights were granted in compliance with this Agreement), pro rata among the holders of such securities on the basis of the number of shares which are owned by such holders.

3.3 Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or Form S-4 or any successor forms thereto), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

3.4 Selection of Underwriters. The Company will have the right to select the managing underwriters to administer the offering of any Piggyback Registration (subject to the approval of a majority of the Registrable Securities requested to be registered, which approval shall not be unreasonably withheld or delayed).

3.5 Limitations on Registrations. The Company shall not register any of its securities for sale for its own account (other than securities issued to employees of the Company under an employee benefit plan or securities issued to effect a business combination pursuant to Rule 145 promulgated under the Securities Act and other than a registration on Form S-3) except as a firm commitment underwriting.

4. Holdback Agreements

4.1 Holders’ Agreements. Each Holder agrees, in connection with the initial Public Offering of the Company’s securities and upon request of the underwriters managing any underwritten offering of the Company’s securities in which the Holder is a selling securityholder or was offered the opportunity to participate as a selling securityholder and provided that the underwriter agrees not to exercise its rights under Section 3.2 with respect to the Holder, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration, if any, and subject to other customary exceptions) without the prior written consent of such underwriters, as the case may be, during the one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, and to enter into and be bound by such form of agreement with respect to, and no more restrictive than, the foregoing as the underwriter may request (it being understood that if any such agreement with the underwriter(s) conflicts with the foregoing terms of this paragraph, the terms of such agreement shall govern); provided that the officers, directors and holders of 5% or more of the Company’s outstanding equity securities also agree to such restrictions. Nothing herein shall prevent a Holder from transferring Registrable Securities to a permitted transferee under the Company’s Operating Agreement or Exchange Agreement provided that the transferees of such Registrable Securities agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

4.2 Company’s Agreements. The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the one hundred eighty (180) days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of any such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the Public Offering otherwise agree.

5. Registration Procedures. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Securities covered by such registration statement);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of one hundred eighty (180) days or until the holder or holders have finished the distribution described in such registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the

Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject it to taxation in any such jurisdiction);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, such securities exchange as the holders of a majority of the Registrable Securities included in such registration may request;

(g) provide a transfer agent, a registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, but not limited to, effecting a split or a combination of equity interests);

(i) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such counsel, underwriters and sellers may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and

(k) make senior executives of the Company reasonably available to assist the underwriters with respect to, and accompany the underwriters on the so-called “road show”, in connection with the marketing efforts for, and the distribution and sale of Registrable Shares pursuant to a registration statement.

6. Registration Expenses

6.1 Company’s Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, provided that the Company shall not be required to pay sales commissions, discounts or transfer taxes. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange.

6.2 Holder’s Expenses. In connection with any registration statement in which Registrable Securities are included, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable cost and expenses incurred by such holders in connection with such registration, including, but not limited to, reasonable fees and disbursements of one counsel chosen by the holders of a majority of such Registrable Securities.

7. Indemnification

7.1 By the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, employees and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

7.2 By Each Holder. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify will be several, not joint and several, among such Holders and the liability of each such Holder will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

7.3 Procedure. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided such counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party.

7.4 Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

8. Contribution. If the indemnification provided for in Section 7 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

9. Compliance with Rule 144 and Rule 144A. In the event that the Company (a) registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144 of the Commission, the Company will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the holders of Registrable Securities to make sales pursuant to Rule 144. If the California Public Employees’ Retirement System is eligible to sell Registrable Securities pursuant to Rule 144, the Company will promptly take such actions as the California Public Employees’ Retirement System may reasonably request to permit the California Public Employees’ Retirement System to effect such sales, including by providing instructions to its transfer agent to deliver to or for the account of the California Public Employees’ Retirement System of Registrable Securities that are unlegended. It is understood that opinions of counsel will not be required in connection with such sales pursuant to Rule 144. References herein to the California Public Employees’ Retirement System shall be understood to include any of its successors and permitted assigns hereunder, and references to Rule 144 shall be understood to include any successor to such rule. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.

10. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The foregoing notwithstanding, with respect to any of the documents and/or agreements referred to in this Section 10, (i) no holder of Registrable Securities shall be required to make any representations and warranties with respect to or on behalf of the Company or any other equity holder of the Company and (ii) the liability of any holder of Registrable Securities shall be limited as provided in Section 7.2.

11. Miscellaneous

11.1 No Inconsistent Agreements. The Company has not entered, and will not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. To the extent that the Company, on or after the date hereof, grants any superior or more favorable rights or terms to any Person with respect to the rights granted hereunder and terms provided herein than those provided to the holders of Registrable Securities as set forth herein, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the holders of Registrable Securities.

11.2 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its Certificate of Limited Partnership, Operating Agreement or other governing documents which would reasonably be expected to adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would reasonably be expected to adversely affect the marketability of such Registrable Securities in any such registration.

11.3 Other Registration Rights. The Company will not hereafter grant to any Person or Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, or to participate in any registration, which right conflicts or interferes with any of the rights granted hereunder or to the extent such participation rights provide for the inclusion of securities on a parity with or prior to the inclusion of Registrable Securities. The Company will not include in any Demand Registration any securities which are not Registrable Securities (for the purposes of Section 2) unless and until all Registrable Securities requested to be registered have first been so included. The Company maintains the right to add, from time to time as the general partner (or if no general partner exists, the governing body of the Company) acting in its sole discretion deems appropriate, other holders of the Company’s equity securities or of securities convertible or exchangeable into or exercisable for the Company’s equity securities to this Agreement as Holders. Upon the execution of this Agreement by such holder and the Company, such holder shall become a Holder hereunder and the equity securities of the Company held by such holder will be Registrable Securities hereunder.

11.4 Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company (or its successor), the California Public Employees’ Retirement System (and any successor or permitted assign) for so long as it is a holder of Registrable Securities and the holders of a majority of the Registrable Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the holders of all the Registrable Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Securities but does not so adversely affect all of the Registrable Securities. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities and the Company.

11.5 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Securities.

11.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

11.7 Interpretation. For the avoidance of doubt, references herein to registration statements relating to mergers or acquisitions and/or registration statements on Form S-4 shall be deemed to include any registration statement (on Form S-3 or otherwise) covering exclusively the delivery of Units by the Company or its subsidiaries, from time to time, to holders of other equity securities of the Company, its subsidiaries or its affiliates in exchange for such other equity securities.

12. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service to the Company at 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004, Attention: General Counsel.

12.1 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

12.2 CONSENT TO JURISDICTION. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN WILMINGTON, DELAWARE AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN WILMINGTON, DELAWARE AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.3 WAIVER OF JURY TRIAL. EACH PURCHASER AND THE COMPANY HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

12.4 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

12.5 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

12.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.7 Entire Agreement. This Agreement, together with the Purchase Agreement and all other agreements entered into by the parties hereto pursuant to the Purchase Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

12.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the following parties has executed and delivered this Registration Rights Agreement as of the date first set forth above.

THE CARLYLE GROUP L.P.

By: Carlyle Group Management L.L.C., its general partner

By:	/s/ Daniel A. D’Aniello
Name: Daniel A. D’Aniello
Title: Founding Member

[Signature Page for Registration Rights Agreement –CalPERS]

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM, an agency of the State of California

By:	/s/ Réal Desrochers
Name: Réal Desrochers
Title: Senior Investment Officer

By:	/s/ Scott Jacobsen
Name: Scott Jacobsen
Title: Portfolio Manager

[Signature Page for Registration Rights Agreement –CalPERS]